UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2009

United PanAm Financial Corp.
(Exact name of registrant as specified in its charter)

California	94-3211687
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Commission file number: 000-24051

18191 Von Karman Avenue, Suite 300
Irvine, California  92612
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (949) 224-1917

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On February 18, 2009, Preston A. Miller, age 45, was elected to the board of directors of United PanAm Financial Corp (the “Registrant”) as a Class II Director effective March 1, 2009.  Mr. Miller will serve as a director until the 2009 annual meeting of shareholders of the Registrant. The Board will determine which committee or committees of the Board Mr. Miller will serve at its regularly scheduled meeting in May of 2009.  Mr. Miller will receive the same compensation as the Registrant’s other non-employee directors.

Prior to December 2008, Mr. Miller was employed in various positions at Americredit Corp., a publicly-traded independent automobile finance company.  Mr. Miller was Executive Vice President and Co-Chief Operating Officer since August 2007, Chief Operating Officer for Originations since January 2005 and Chief Financial Officer and Treasurer since April 2003.  Mr. Miller joined Americredit in 1989.

There are no arrangements or understandings between Mr. Miller and any other person(s) pursuant to which he was selected as a director. Since the beginning of Registrant's last fiscal year, there have been no other transactions or series of similar transactions, nor is there any other currently proposed transaction or series of similar transactions, to which Registrant or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. Miller, or members of his immediate family, had or will have a direct or indirect material interest.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

United PanAm Financial Corp.
(Registrant)

Dated: February 25, 2009	By:	/s/ Arash Khazei
	Name:	Arash Khazei
	Title:	Chief Financial Officer